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                                                                  EXHIBIT 4.1(b)

                          AMENDMENT NO. 1 TO INDENTURE

         AMENDMENT (this "Amendment"), dated as of January 28, 2000, to the Indenture, dated as of February 1, 1998 (the "Indenture"), among Mentus Media Corp., a Delaware corporation and now known as Next Generation Network, Inc. (the "Company"), and United States Trust Company of New York, a banking corporation organized and existing under the laws of the State of New York, in its capacity as trustee (the "Trustee").

                                   WITNESSETH:

         WHEREAS, the Company proposes to amend the Indenture in accordance with
Article 9 thereof;

         WHEREAS, the Company has obtained the consents of the requisite number of Securityholders (as defined in the Indenture) to amend the Indenture;

         NOW THEREFORE, in consideration of the premises and the mutual agreements contained herein and other good and valuable consideration, the parties hereto agree as follows:

         SECTION 1. Definitions. All capitalized terms not otherwise defined in this Amendment are used herein as defined in the Indenture.

         SECTION 2. Amendment to the Indenture. The Indenture is hereby amended effective as of the date hereof as follows:

         (i) The definition of an "Asset Disposition" is amended by adding the underscored and bold language below.


                  "Asset Disposition" means any sale, lease, transfer, issuance or other disposition (or series of related, sales, leases, transfers, issuances or dispositions that are part of a common plan) of shares of Capital Stock of (or any other equity interests in) a Restricted Subsidiary (other than directors' qualifying shares) or of any other property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries (including any disposition by means of a merge, consolidation or similar transaction) other than (i) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly-Owned Subsidiary, (ii) a disposition of inventory in the ordinary course of business, (iii) a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in the ordinary course of business, (iv) dispositions of property for net proceeds which, when taken collectively with the net proceeds of any other such dispositions under this clause (iv) that were consummated since the beginning of the calendar year in which such disposition is consummated, do not exceed $100,000, (V) THE



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         LICENSING OF TECHNOLOGY, KNOW-HOW AND OTHER INTELLECTUAL PROPERTY and
         (vi) transactions permitted under Section 5.01.


         (ii) The definition of a "Continuing Director" is amended by adding the underscored and bold language below.


                  "Continuing Director" of any Person means, as of the date of determination, any Person who (i) was a member of the Board of Directors of such Person on the date of the Indenture; (ii) was nominated for election or elected to the Board of Directors of such Person with the affirmative vote of a majority of the Continuing Directors of such Person who were members of such Board of Directors at the time of such nomination or election; or (iii) was nominated or elected to the Board of Directors in accordance with the provisions of the Stockholders Agreement dated as of September 25, 1996, as amended by the First Amendment to the Stockholders Agreement dated as of August 29, 1997, as such agreement may be further amended or supplemented from time to time; OR (IV) WAS NOMINATED OR ELECTED TO THE BOARD OF DIRECTORS IN ACCORDANCE WITH THE PROVISIONS OF THE AMENDED AND RESTATED STOCKHOLDERS AGREEMENT DATED AS OF JANUARY 28, 2000, AS SUCH AGREEMENT MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME.


         (iii) Section 4.11(a) of the Indenture is amended by adding the underscored and bold language below and deleting the crossed out language below:

         SECTION 4.11.  LIMITATION ON AFFILIATE TRANSACTIONS.


                  (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction or series of related transactions for(the purchase, sale, lease or exchange of any property or the rendering of any service) with or for the benefit of any Affiliate of the Company, other than a Wholly-Owned Subsidiary (an "Affiliate Transaction") unless: (i) the terms of such Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's length dealings with a Person who is not such an Affiliate; (ii) in the event such Affiliate Transaction involves an aggregate amount in excess of $100,000, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company and by a majority of the disinterested members of such Board, if any (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in (i) above); and (iii) in the event such Affiliate Transaction involves an aggregate amount in excess of $10,000,000, the Company has received a written opinion from an independent investment banking firm of nationally recognized standing that such Affiliate Transaction is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view; provided, however, that (X) advertising contracts entered into in the ordinary course of business between the Company and ANY OF ITS AFFILIATES AND (Y) LICENSING AND OTHER COMMERCIAL ARRANGEMENTS BETWEEN THE COMPANY AND OTIS ELEVATOR COMPANY AND/OR ITS AFFILIATES need only be approved in the manner contemplated in (A)(I) AND (a)(ii) above.


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                  (b) The foregoing paragraph (a) shall not apply to (i) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, or any stock options and stock ownership plans for the benefit of employees, officers and directors, consultants and advisors approved by the Board of Directors of the Company, (ii) loans or advances to employees in the ordinary course of business of the Company or any of its Restricted Subsidiaries in aggregate amount outstanding not to exceed $100,000 at any time, (iii) any transaction between Wholly-Owned Subsidiaries, (iv) indemnification agreements with, and the payment of fees and indemnities to, directors, officers and employees of the Company and its Restricted Subsidiaries, in each case in the ordinary course of business, (v) transactions pursuant to agreements in existence on the Issue Date which are (x) described in the Offering Memorandum or (y) otherwise, in the aggregate, immaterial to the Company and its Restricted Subsidiaries taken as a whole, (vi) any employment, non-competition or confidentiality agreements entered into by the Company or any of its Restricted Subsidiaries with its employees in the ordinary course of business, (vii) THE AMENDED AND RESTATED STOCKHOLDERS AGREEMENT DATED AS OF JANUARY 28, 2000 AMONG THE COMPANY AND CERTAIN OF ITS SECURITY HOLDERS, THE AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT DATED AS OF JANUARY 28, 2000 AMONG THE COMPANY AND CERTAIN OF ITS SECURITY HOLDERS, THE WARRANT AGREEMENT BETWEEN THE COMPANY AND UNITED STATES TRUST COMPANY OF NEW YORK DATED AS OF FEBRUARY 18, 1998, AND THE COMMON STOCK REGISTRATION RIGHTS AND STOCKHOLDERS AGREEMENT BETWEEN THE COMPANY AND NATWEST CAPITAL MARKETS LIMITED, AS INITIAL PURCHASER, IN EACH CASE AS THE SAME MAY BE AMENDED FROM TIME TO TIME and (viii) the issuance of Capital Stock of the Company (other than Disqualified Stock).


         SECTION 3. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 4. Headings. The headings of this Amendment are for the purposes of reference only and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

         SECTION 5. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but which taken together shall constitute one agreement.

         SECTION 6. The Trustee. The Trustee is not responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Amendment or for or in respect of the recitals contained herein, all of which are made solely by the Company.

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                  IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date and year first written above.

                                             NEXT GENERATION NETWORK, INC.


                                             By:______________________________
                                             Name:____________________________
                                             Title:___________________________



                                             UNITED STATES TRUST COMPANY OF NEW
                                               YORK, as Trustee


                                             By:______________________________
                                             Name:____________________________
                                             Title:___________________________

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